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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)         June 14, 2002



          Statmon Technologies Corp. (formerly Viable Resources, Inc.) (Exact name of Registrant as Specified in its Charter Post-merger)



           Nevada                   0-0751                 83-0242652
(State or Other Jurisdiction     (Commission             (IRS Employer
of Incorporation pre-merger)     File Number)     Identification No. pre-merger)


           345 North Maple Drive, Suite #120, Beverly Hills, CA 90210
                                  (New Address)

Registrant's telephone number, including area code            310-288-4580
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ITEM 1. CHANGES IN CONTROL OF THE REGISTRANT.

                  On June 14, 2002, Statmon Technologies Corp., formerly Viable Resources, Inc. ("Statmon"), acquired all of the issued and outstanding capital stock of Statmon Technologies Corp. ("Oldco") pursuant to an Exchange Agreement dated as of May 16, 2002 by and among Statmon, Oldco and the shareholders of Oldco (the "Exchange Agreement"). Pursuant to the Exchange Agreement, Oldco became a wholly-owned subsidiary of Statmon and, in exchange for Oldco shares, Statmon issued 7,575,000 shares of its common stock to the shareholders of Oldco, representing 83% of the issued and outstanding capital stock of Statmon. A copy of the Exchange Agreement is filed as an exhibit to this Form 8-K and is incorporated herein by reference in its entirety.

         Immediately prior to the consummation of the transactions contemplated by the Exchange Agreement, Statmon effected a 1 for 16 reverse split of its issued and outstanding common stock, changed its name to Statmon Technologies Corp. and all of the incumbent directors and officers resigned and the following directors and executive officers were appointed: Geoffrey Talbot, Peter Upfold, Dr. Leonard Silverman and Robert B. Fields.

                  Set forth below is a description of the business of Statmon as it is presently conducted. This information contains forward-looking statements that involve risks and uncertainties. Statmon's actual results may differ materially from those discussed in the forward-looking statements. Factors that might cause such a difference include those discussed in the Risk Factors section and elsewhere in this Report.

                                    OVERVIEW


THE COMPANY

Statmon Technologies Corp. ("Statmon" or the "Company") is a proprietary software application and systems integration technology group. The Company specializes in the passive and intelligent remote monitoring, automation, management, maintenance, and integration of multiple analog and diverse systems, networks and electronic devices, sensors, computer networks and web servers with different protocols, software and different programming languages. Statmon's latest generation proprietary products, "Axess" and "TASKMON", are Internet Protocol ("IP") based software applications that can be used for wide scale device control and management applications. In short, we believe virtually any device or device indicator, in any quantity, for any application, can be networked to provide full system integration for netcasting, monitoring, management, remote control, and/or the aggregation of data.

The Company's application software and integration technologies are designed to improve the manageability, efficiency and reliability of a multitude of applications and provide significant economic benefits by way of increased efficiencies, remote operation capability, head-count cost reductions or simply as a cost effective management tool. Additional benefits may also be derived from the ability to process and disseminate vast amounts of gathered information into predictive trend analyses or compliance reporting packages. The Company's products are designed to be robust and can be adapted to a multitude of vertical markets.


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FUNCTIONALITIES OF THE COMPANY'S TECHNOLOGIES



     The primary functionalities of the Company's proprietary technologies include:

- Real-time remote access, control and monitoring of diverse systems and devices,

-        Real-time digital data collection and information management services,

-        Real-time global computer network management, and

- Automation and "fail-safe" problem solving by remedial action implementation.

HIGHLIGHTS:

- Ability to integrate the monitoring and management of a wide range of protocols and unrelated systems and both digital and analog devices,

-        Real-time data access over the Internet,

-        Additional assurance against system downtime,

-        Ease of implementation, installation, maintenance, and upgrade,

-        Fully scalable and customizable,

- Time and motion efficiencies through off-site monitoring, managing and remote control capabilities,

- Preventative maintenance opportunities based upon trend analysis of collected data,

- Utilizes low-cost, off-the-shelf hardware and software, including the Windows 2000 operating system, in conjunction with a standard personal computer, laptop, pocket computer, or other handheld computerized device,

- In 2003, upwards of 50% of online user interactions will involve multiple coordinated information appliances and intelligent devices,

- Over the next 3-5 years, device networking and integration will grow at greater than 45% annually, and

- By 2003-2005, 20% of all mass-market products will be built with Internet connectivity. (b)


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HISTORY

The Company's software applications and integration technologies were initially developed for the Australian and New Zealand broadcast industry to monitor and control satellite earth-stations, television and radio transmitters, broadcasting towers, television and radio station devices and computer networks. After 10 years of ongoing development the Company's products were launched in 1996 and have been installed in more than sixty (60) broadcast sites in Australia and New Zealand including international satellite operator New Skies Satellite NV and the TRN-Radio New Zealand radio network.

In early 1999, the North American versions of the Company's products were installed and tested in three mainstream California broadcasters, KABC Disney Radio, KJLA in Los Angeles and KESQ Palm Springs (FOX, Telemundo & Disney's ABC Television affiliates). Within the past twelve months, the Company has installed its products throughout the GE Capital owned NBC Television Network and NBC's New York based central casting hub operation. The Company is also installing its products at major stations and groups including ABC-Disney, Telemundo, Sinclair Broadcasting, Lin Television, Tribune, Hurst Argyle, Raycom Media and others.

CURRENT SOFTWARE PRODUCTS

The Company's latest generation proprietary software application products "Axess" and "TASKMON" can be used for numerous device control and management applications for large numbers of devices or device indicators, in any quantity, for any application, which can be monitored, managed and/or remotely controlled over the Internet, local area networks or wide area networks.



CURRENT MARKET POSITION

The Statmon product foundation gained its initial traction as the primary method of monitoring and controlling satellite earth-stations, television and radio transmitters, broadcasting towers, television and radio station devices and computer networks in the Australian and New Zealand broadcast markets. Following the broadcast solution launch, Statmon products have been installed in more than sixty (60) sites, establishing Statmon as the market leader in the region.

The Statmon North American versions of Axess and TASKMON are now being been licensed and installed in mainstream U.S. broadcast facilities including; NBC, ABC-Disney, CBS, Sinclair, Lin Broadcasting, Raycom Media, Tribune, . The New York City, Department of Transport uses the Company's software application products to automate and manage their live video streaming and encoding web server operations. The Company is preparing to launch into Europe, Asia and Latin America.



BUSINESS STRATEGY

The Statmon product and business strategy is to license its proprietary technology to major broadcasters and industry distributors, and to collaborate with systems integrators and strategic partners for private label/OEM distribution across vertical markets. Collaboration with powerful partners will identify solution opportunities utilizing the Company's Platform for monitoring, automated management and/or remote control of technical operations and data aggregation.


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RISK FACTORS

         Prospective investors should carefully consider the following risk factors, in evaluating us and our business. The factors listed below represent certain important factors which we believe could cause such results to differ. These factors are not intended to represent a complete list of the general or specific risks that may affect us. It should be recognized that other risks may be significant, presently or in the future, and the risks set forth below may affect us to a greater extent than indicated.

                   RISK ASSOCIATED WITH OUR BUSINESS GENERALLY

         LIMITED OPERATING HISTORY

         Statmon has a limited operating history upon which potential investors may base an evaluation of its prospects and there can be no assurance that Statmon will achieve its objectives. Statmon's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stages of development, particularly companies in a rapidly evolving market such as the market for automation, remote monitoring and process control software. Such risks include, but are not limited to: Statmon's ability to obtain and retain customers and attract a significant number of new customers, the growth of the satellite, broadcast and Internet markets, Statmon's ability to implement its growth strategy, especially the sales and marketing efforts, and the introduction of new devices and computer network and control technologies in broadcasting and Internet services by Statmon's competitors and by Statmon.

         FUTURE CAPITAL NEEDS, UNCERTAINTY OF FUTURE ADDITIONAL FINANCING

         Statmon currently anticipates that its available funds and resources, including product sales will be sufficient to meet its anticipated needs for working capital and capital expenditures for the next twelve months. Statmon will need to raise additional funds in the future in order to fund more aggressive brand promotion and more rapid expansion, to develop new or enhanced products, to respond to competitive pressures or to acquire complementary businesses or technologies. If additional funds are raised through the issuance of equity or convertible debt securities, the current stockholders may experience dilution and any such securities may have rights, preferences or privileges senior to those of the rights of Statmon's Common Stock. There can be no assurance that additional financing will be available on terms favorable to Statmon, or at all. If adequate funds are not available or not available on acceptable terms, Statmon may not be able to fund its expansion, promote its brand names as Statmon desires, take advantage of unanticipated acquisition opportunities, develop or enhance products or respond to competitive pressures. Any such inability could have a material adverse effect on Statmon's business, results of operations and financial condition.


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         INDUSTRY RESISTANCE TO CHANGE

         Statmon's initial target market, television/radio broadcasting, is considered by many to be mature and set in its way of operating. Senior engineering management in this market segment tends to have a comfort zone with existing operations and may not readily see a reason to change from the status quo. Statmon must convince customers that there can be material cost-savings and management efficiencies realized through the utilization of Statmon array of products. Furthermore, Statmon must demonstrate to the customer that by not utilizing these products, the customer may fall behind the technology curve being embraced by certain of its competitors.

         FLUCTUATIONS IN QUARTERLY OPERATING RESULTS

         Statmon expects to experience significant fluctuations in future quarterly operating results that may be caused by many factors, including, among others: delays in introduction of products or product enhancements by Statmon, its competitors or other providers of hardware, software and components for the automation remote monitoring and process control software market; costs associated with product or technology acquisitions; the size and timing of individual orders; software "bugs" or other product quality problems; competition and pricing in the software industry; seasonality of revenues; customer order deferrals in anticipation of new products; market acceptance of new products; reductions in demand for existing products and shortening of product life cycles as a result of new product introductions; changes in operating expenses; changes in Statmon's personnel changes; changes in regulatory requirements; mix of products sold; and general economic conditions. As a result, Statmon believes that period-to-period comparisons of its results of operations are not necessarily meaningful and should not be relied upon as indications of future performance.

         FAILURE TO MANAGE GROWTH WILL ADVERSELY AFFECT OPERATIONS

         Statmon plans to significantly expand its sales, marketing, research and development activities, hire a number of additional employees, expand internal information, accounting and billing systems and establish additional distribution outlets throughout the world. In addition, Statmon plans to expand its infrastructure by investing in additional software and programming talent. In order to successfully manage growth, management must identify, attract, motivate, train and retain highly skilled managerial, financial, engineering, business development, sales and marketing and other personnel. Competition for this type of personnel is intense. If management fails to effectively manage Statmon's growth, Statmon's business and viability will be materially and adversely impacted.

         DEPENDENCE ON MICROSOFT WINDOWS

         Statmon's software products are designed for use with personal computers and devices running in the Microsoft Windows operating environment, and future sales of Statmon's products are dependent upon continued use of Windows and Windows NT. In addition, changes to Windows or Windows NT may require Statmon to continually upgrade its products. Any


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inability to produce upgrades or any material delay in doing so would adversely affect Statmon's operating results. The successful introduction of new operating systems or improvements of existing operating systems that compete with Windows or Windows NT also could adversely affect sales of Statmon's products and have a material adverse effect on Statmon's operating results.

         STATMON MAY FAIL TO KEEP PACE WITH RAPIDLY CHANGING TECHNOLOGIES

         The vertical market segments Statmon is targeting are characterized by rapidly changing technology, evolving industry standards and frequent new product and service introductions. These factors require management to continually improve the performance, features and reliability of the array of Statmon products. Management may not successfully respond quickly enough or on a cost-effective basis to these developments. Statmon may not achieve widespread acceptance of its services before its competitors offer products and services with speed, performance, features and quality similar to or better than Statmon products or that are more cost-effective than Statmon's services.

         WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY

         The market for automation, monitoring and process control software is rapidly evolving and highly competitive. Many of Statmon's competitors and potential competitors have substantially greater financial, technical, and managerial and marketing resources, longer operating histories, greater name recognition and more established relationships than Statmon. Since Statmon's business is partially dependent on the overall success of the Internet as a communication medium, it also competes with traditional hardware based broadcast technology management in the radio and television industry. Management expects competition from these and other types of competitors to increase significantly.

         STATMON MAY EXPERIENCE DIFFICULTIES IN INTEGRATING BUSINESSES, PRODUCTS AND TECHNOLOGIES IT MAY ACQUIRE INTO ITS BUSINESS

         Statmon may acquire businesses, products and technologies and enter into joint ventures and strategic relationships with other companies. Any of these transactions exposes Statmon to additional risks, including: the difficulty of assimilating and integrating the operations of the combined companies; retaining key personnel; the potential disruption of Statmon's core business; and the potential additional expenses associated with amortization of acquired intangible assets, integration costs and unanticipated liabilities or contingencies.

         LOSS OF KEY PERSONNEL COULD HARM OUR BUSINESS

         Given the early stage of development of Statmon's business, it depends highly on the performance and efforts of its CEO, Mr. Geoffrey Talbot, its CTO, Mr. Peter Upfold, staff and the Board of Directors. If Statmon should lose the service of any members of its management team or other key personnel, its business prospects will be materially impacted.


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         ENACTMENT OF NEW LAWS OR CHANGES IN GOVERNMENT REGULATIONS COULD
ADVERSELY AFFECT STATMON'S BUSINESS

         Statmon is not currently required to comply with direct regulation by any domestic or foreign governmental agency, other than regulations applicable to businesses generally and laws or regulations directly applicable to the Internet. However, due to the increasing popularity of the Internet, it is possible that additional laws may be adopted regarding the Internet, any of which could materially harm our business. The adoption of any additional laws may decrease the growth of Internet use, which could lead to a decrease in the demand for our services or increase the cost of doing business.

         THE INABILITY TO OBTAIN PATENT AND COPYRIGHT PROTECTION FOR STATMON'S TECHNOLOGY OR MISAPPROPRIATION OF STATMON'S SOFTWARE AND INTELLECTUAL PROPERTY COULD ADVERSELY AFFECT STATMON'S COMPETITIVE POSITION

         Statmon's success depends on internally developed computer code, technologies, know-how, trademarks and related intellectual properties. Management regards the technology as proprietary and will attempt to protect it by implementing security password codes, seeking patents, copyrights or trademarks, and by invoking trade secret laws and confidentiality and nondisclosure agreements. Despite these precautions, it may be possible for a third party to obtain and use our services or technology without authorization. Third parties also may develop similar technology independently through reverse engineering techniques.

         Statmon intends to apply for registration of certain copyrights and a number of key trademarks and service marks and intends to introduce new trademarks and service marks. Management may not be successful in obtaining registration for one or more of these trademarks. Management may need to resort to litigation in the future to enforce or to protect intellectual property rights, including patent and trademark rights. In addition, Statmon's technologies and trademarks may be claimed to conflict with or infringe upon the patent, trademark or other proprietary rights of third parties. If this occurred, Statmon would have to defend itself against such challenges, which could result in substantial costs and the diversion of resources. Any of these events could materially harm Statmon's business.

         CONTROL BY CERTAIN STOCKHOLDERS

         Statmon's directors and executive officers beneficially own approximately 83% of its outstanding shares of Common Stock. As a result, these stockholders, if they act as a group, have a significant influence on all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such control may have the effect of delaying or preventing a change in control of Statmon, impeding a merger, consolidation, takeover or other business combination involving the Company or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company which could have a materially adverse effect on the market price of Statmon's Common Stock.


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         CERTAIN ANTI-DILUTION RESOLUTIONS ADOPTED BY THE BOARD OF DIRECTORS MAY
DISCOURAGE A TAKEOVER OR CHANGE OF CONTROL

         On May 15, 2002, Statmon's Board of Directors adopted a "poison pill" by resolution. This resolution triggers a grant by Statmon of an immediate mandatory dividend of one share for each share owned, to each shareholder of record as of January 31, 2002, upon effectuation prior to May 22, 2004, of a reverse split, consolidation, merger, or other action by Statmon or its shareholders which would have the effect of reducing the number of outstanding shares. This resolution may discourage certain types of transactions involving an actual or potential change in control of Statmon, including transactions in which the shareholders might otherwise receive a premium for their shares over then current prices, and may limit the ability of shareholders to approve transactions they may deem to be in their best interests.

         ABSENCE OF DIVIDENDS

         Statmon does not anticipate paying any cash dividends in the foreseeable future. See, "Dividend Policy."

                             DESCRIPTION OF BUSINESS
OVERVIEW

         Statmon Technologies Corp. is a software application and a system integration technologies company which harnesses bi-directional data-flow for the remote monitoring, management and control of electronic devices, sensors, computer networks, and web servers. The gathered information is aggregated and disseminated for efficient management, problem diagnosis and resolution.

Statmon's software products have an established track record in the media broadcast industry where Statmon is now rolling out its latest versions, Axess and TASKMON to the worldwide broadcast market.

Statmon's products have an established track record in, the radio/television/satellite broadcast industries in the United States and Australia and New Zealand. Statmon's clients include NBC, Telemundo, Lin Television, Sinclair Broadcasting, ABC-Disney, Raycom Media,, KJLA, . Sky Channel and NewSkies Satillite NV with over 150 installs.

Statmon will seek to implement a five-year plan which includes strategies to further penetrate our current markets and to support the introduction of the Statmon products into a variety of new markets including computer network infrastructure, touch screen computer kiosk networks, web server and Internet distribution, municipal utility monitoring, water and environmental monitoring and regulatory compliance reporting, etc. Management believes this will enable Statmon to release the next generation of products, incorporating several enhancements, including the creation of the Distributed Device Management central server ("DDM"). The DDM will enable Statmon to monitor and manage customer systems from a central location, allowing Statmon to pass on the value of significant economies of scale, and enabling Statmon to


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add several value-added capabilities, including the ability to aggregate, process and disseminate customer data. We anticipate that the next five years will see Statmon evolve to a "total solution" provider, able to address many facets of monitoring, data collection and automation. If successful, our strategies will effectively brand Statmon and its products domestically and internationally across a series of markets.


INITIAL INDUSTRY APPLICATIONS

RADIO AND TELEVISION BROADCASTING

         On September 9, 1999, the Federal Communication Commission of the United States asserted that 16,425 Licensed Radio and Television stations were operating within the U.S. alone. Of this number 12,615 are AM/FM radio stations, 1,616 television stations and an additional 2,194 low power television stations. Additionally there are 8,150 Translators and Boosters.

Several significant FCC rule changes in recent years have opened opportunities in the United States Broadcast Industry for Statmon products.

These changes include:

         - Stations are allowed to operate "unattended" provided a reliable remote control system is installed. Hence, broadcast equipment that previously required human attendance can now operate automatically and be monitored or adjusted remotely.

         - Station owners can own multiple stations in a single marketplace and broadcast multiple call signals from the same physical location.

         - Stations are required to transmit both HDTV and Analog television signals until 2006.


         These new circumstances have dynamically affected management and ownership structures in the radio and television broadcast industry. This is an industry that has traditionally been so competitive that radio and television station owners, management and employees wouldn't even communicate with the teams from rivaling networks. FCC rule changes have now triggered rapid consolidation, making it common to find FOX, ABC and even new market-share diluting competitors, operating out of a common building with common infrastructure and staff. These evolving broadcast industry circumstances are expected to provide substantial, on-going opportunities for Statmon in the foreseeable future.

Statmon anticipates that consolidation will continue to evolve throughout the television and radio broadcast facilities market, and that radio and television station facilities will require more sophisticated remote control and centralized monitoring. The implementation of computerized


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digital delivery equipment and the evolution of digital broadcasting (DTV, DAB)
will continue to grow for the foreseeable future in the domestic and foreign markets.

The major broadcasters are setting up centralized hubs to manage their networks. Compliance with FCC regulations includes having remote control and fully automated monitoring systems.

Assuming the above, we estimate the available commercial radio/television station sector to be in excess of $2 billion worldwide. We believe that Statmon's expertise in this market positions it to capture a significant market share, as it was the inspiration for the product itself. While the broadcast market is lucrative, Statmon's products are suitable for range of new, larger, vertical markets that are opening up in the technology boom.

         COMPUTER NETWORK/WEB SERVER MANAGEMENT

A vertical market which Statmon has already penetrated and which it intends to concentrate on heavily is the significant computer network/encoding and live video streaming web server management market. This market is currently dominated by large organizations such as Hewlett-Packard, which offer expensive, complex solutions mostly geared towards large, complex organizations with significant IT budgets. There is a "first to market" opportunity for Statmon to provide pre-packaged, low-cost solutions to entities with expanding web server facilities that have to manage and balance online traffic surges, crashes and bandwidth swings. The New York City Department of Transportation is using Statmon products to monitor and control its array of web servers and video streaming functions for public access via the Internet. Specifically, Statmon manages the load balance and video streaming function when surges and overloads occur, switching real-time streaming to freeze frame imaging and back again to live streaming when the overload is re-balanced.

OPPORTUNITY SUMMARY

Rapidly evolving markets have created a latent need for automated solutions that will not only remotely control, manage and monitor vital statistics, but will also actually assess, diagnose and rectify potential problems (such as transmission blackouts or web server crashes). To be competitive, solutions need to be more efficient and effective than simply providing information for human action and control. Systems must be intelligent enough to perform sufficient triage and then complete the task by performing the corrective action, log the malfunction data and report to management exactly what transpired. This notification could be by cell phone, pager, email, instant messaging, or similar

BUSINESS STRATEGY

OVERVIEW

         Statmon product and business strategy is twofold. First, to enhance its proven platform to further penetrate the broadcast related markets and to expand into additional, targeted, markets. Secondly, to license its technology to third parties for private label/OEM opportunities. This will entail exploiting the knowledge, brand awareness and relationships created in Australia and New


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Zealand, in the US domestic and international television/radio station markets.
In addition, Statmon plans launch verticals in at least two (2) markets where a need already exists to remotely monitor, manage and/or control technical operations and data aggregation. With appropriate funding, Statmon will prioritize the potentials of new verticals to determine what markets can be served by Statmon products and services with the objective of gaining early first mover advantage and market dominance. Specifically, Statmon has identified the following markets for immediate focus:

         -        Touch Screen Computer Kiosk Networks

         - Encoding, streaming and computer network infrastructures including web server management;

         - Municipal and utility operations (including traffic conditions, beach pollution monitoring, power grid sub-stations, water, natural gas); and

         - Environmental sensor monitoring (including flood and winter hazards and water and air pollution, by location).

Statmon will strive to gain market leadership and dominance in selected strategic market niches utilizing Statmon's Platform.

One of the strengths of the Statmon Platform is its adaptable, robust and versatile architecture. Statmon is focused on developing its own customer base as well as collaboration relationships with powerful strategic partners and distributors that possess additional resources, marketing penetration and industry acumen. Management believes that licensing Statmon's products for third party, private label/OEM distribution will enhance Statmon's offering into specialized markets for dynamic applications and provide the best value in moving high volumes of Statmon's products.

PROGRESSION

Statmon's acceptance in the Radio/Television Broadcast industry has permitted it to demonstrate the powerful functions and capabilities for which its Platform was developed. These capabilities and functionalities continue to evolve. For example, the product that monitors and controls a customer's broadcast tower and broadcast station control room functions can also automate the entity's LAN/WAN and computer infrastructure as well as its digital production facility, ENG vans, etc. That same platform can be easily adapted to provide data aggregation of the pollutants in a stream or monitor temperatures of transformers in a power grid sub-station network. While the results in the radio and television broadcast industry have been and continue to be successful, we see this as only the initial steps in our plan to brand Statmon as a cross-industry, cross-application and middleware solution provider that can show the same cost-saving efficiencies and fail-safe automation in a multitude of applications and markets.

Statmon's objective is to become a "TOTAL SOLUTION" provider. Potential applications will be addressed from a problem-solving role. New customers will be given extensive training on the Statmon Platform and its functionalities. Statmon will provide all materials and customer


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support for the on-going maintenance, monitoring and use of its products.
Customers will have the ability to purchase pre-packaged data and compliance reports detailing their activity throughout a designated period. Statmon understands that its products will provide a new way of doing business in the targeted marketplaces. As a result, customers need the assurance that Statmon will serve a partnership type role ensuring their success as well as our own. We believe these partnership type relationships will enable Statmon to promote additional product functions to its customers' own customer bases.

PRIVATE LABEL/OEM DISTRIBUTION

Statmon recognizes that to fully maximize the potential of its powerful Platform, it will need to enlist the greater resources of strategic partners and distributors. These relationships will enable us to further penetrate our existing markets as well as to enable Statmon to penetrate markets where we do not have a presence. We believe that licensing the Statmon Platform for Private Label/OEM distribution will allow us to broaden our revenue base on a marginal cost basis. Statmon is actively seeking out appropriate alliances and partnerships with powerful entities in several strategic markets, including digital audio delivery systems for radio/television broadcasting, audio/video streaming companies, and satellite delivery companies. Furthermore, Statmon is in discussions with several domestic and international software distributors that service the computer network and web server management markets. This is a very important aspect of our strategy plans and one that management believes will contribute significantly to Statmon's long-term growth.

ACTION

Within the first year, Statmon plans to take the following actions:

         1. Blitz the radio/television/satellite broadcast market, both domestically and internationally, to take our "first mover" advantage and dominate the space.

         2. Evaluate and select strategic vertical market opportunities. Hire the appropriate industry experts for each chosen market - these experts will bring with them deep industry knowledge and contacts and a vision for Statmon integration.

         3. Evaluate private label/OEM opportunities, both domestically and internationally, to exploit Statmon Platform in markets and for applications within and beyond the scope of Statmon's focus.

PRODUCT ENHANCEMENTS

Statmon is continually adding enhancements that enable it to provide even greater results with our universal Platform - a total solution. These enhancements include modular Option Paks to address additional markets and applications and the creation of the DIGITAL DEVICE MANAGEMENT CENTRAL SERVER ("DDM").

OPTION PAKS


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The Platform is a universal engine whose power can be applied to any number of applications or markets. To interface with specific applications, Statmon has developed a series of Option Paks to "plug into" to the Platform, increasing the Platforms capabilities with each Pak. Statmon has developed Paks for interfacing with serial devices, computer networks, UIF devices, audio/video equipment, and many others. Statmon will continue to supplement its line of Paks to address the needs of new markets and new applications.

DDM


                               [STATMON DDM LOGO]

In the current configuration of the Statmon Platform, a STATMON CLIENT unit ("Client") interfaces with any number of devices and/or sensors ("DS"). The Client aggregates various information from the DS (i.e. temperature, satellite dish azimuth, transmitter power, etc.) and transmits it via the Internet or internal network to the Statmon SERVER ("Server") at the customer's facility. The Server contains the programming logic to process this data and provides the interface for the customer to remotely monitor, manage and/or control the DS. This configuration has proven very successful, but with numerous Servers, in different parts of the world, the consistency and uniformity of the Platform requires extra attention.

To meet the requirements of diverse, worldwide customers, the Platform is currently being enhanced to allow for a centralized Server, the DDM, which would be the host for thousands of customers with tens of thousands of Clients in several vertical markets (see "Statmon DDM Structure Map" in the Overview section). The Platform structure would utilize the Client units in the exact same manner, but would have those units transmit their data to the centralized DDM, located in Statmon's main monitoring facility (versus to the Servers that were located in the customers' respective facilities). This allows ongoing product enhancements, including the following:

SYSTEM INTEGRITY

The all-new DDM will be housed in two separate, redundant facilities. These state-of-the-art, secured facilities will enable Statmon to guarantee the integrity of its Platform. First, Statmon plans to implement a full-time monitoring system that will be manned by technicians and customer service personnel on a 24-hour basis, seven days a week, year round. This will ensure that all Client units are functional and transmitting the mission critical data at all times. Furthermore, this will provide customers with full access, at all times, to their systems.

REMOTE ACCESS

The DDM will be a web-based server that allows customers to access their mission critical functions, remotely through an Internet browser. For example a customer has the ability to


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                                                     [STATMON TECHNOLOGIES LOGO]

remotely control a satellite dish or monitor critical temperatures from any location with Internet access.

REPORT GENERATION

The DDM will provide customers with "on-demand" and packaged reports congruent with compliance and management needs. These reports can be market specific or customized to a particular customer or application. With tens of thousands of Client units streaming data every second of every day, Statmon's Platform will have the ability to aggregate, process and disseminate each piece of information for use in trend-analysis, efficiency and compliance reporting and other management requirements. Statmon will solidify its future by providing a complete "information management" solution to its customers.

UPGRADES AND SERVICE

By centralizing Statmon Server units into the single DDM, Statmon will be able to perform upgrades and system maintenance with ease and uniformity, as there will be only one system to maintain. This will not only uphold the integrity of Statmon brand, but will enhance customer service in terms of timeliness and effectiveness.

Statmon recognizes that the DDM model may not be applicable for all customers in all markets, but would be made available where appropriate.

RESEARCH AND DEVELOPMENT

         Statmon is committing itself to an extremely aggressive research, development and product launch schedule. Statmon R&D team must be able to launch specialized products at rapid pace in order to preserve Statmon's "first-mover advantage" into new verticals.

MARKETING STRATEGY

Statmon's marketing strategy is simple - exploit first mover advantage and build a sustainable brand around an impressive customer database and market dominance. Statmon plans to accomplish this by leveraging broadcast industry success into the development of "cutting-edge" products and services targeted at other verticals, maintaining a competitive pricing structure and utilizing several additional channels including:

- Sales approach focused on economics and cost reduction; targeted specifically to executive level management within selective industries.

- Leveraging relationships with existing customers by presenting evolving "solutions" that address their needs.

- Recruiting system integrators and "industry experts" who have relationships with decision-makers in executive roles within vertical markets.

-        Appropriate traditional brand awareness via media marketing.

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                                                     [STATMON TECHNOLOGIES LOGO]


SALES TEAM

Statmon understands that the most appropriately targeted customer will be the President, CEO, CFO or Vice-President of Engineering in organizations that manage multiple networks or facilities with numerous potential applications. It is anticipated that due to the executive level at which Statmon is selling and the large organizations that Statmon is targeting, it will be necessary for senior-level management including Messrs. Talbot and Upfold to be actively involved in the sales process. In addition, Statmon plans to supplement the sales team with industry specialists who can aid in the product development and sales efforts in each particular vertical market.

CUSTOMERS

The existing broadcaster user list includes: NBC, ABC-Disney, Raycom Media, Tribune, News Limited's FOX-Sky Channel, Sydney Australia, Radio One, Dallas, Texas, KJLA, Los Angeles, California, Sattel-NewSkies - Australia wide, Gulf Telecasters - Palm Springs, California (FOX-ABC-Telemundo affiliates), AusRadio Network - Australia, RG Capital (seven radio stations) - Australia, Radio Network of New Zealand, Austero Radio Network and others.

SOURCING

Statmon's software products require engineering, installation, project management and on-going support. In the interest of providing a "cutting edge" product with superior delivery and support, Statmon plans to address several decisions in the next several years regarding out-sourcing opportunities. Statmon will periodically review its internal operations and "out-of-house" options to determine efficiency, cost effectiveness and quality. Currently, Statmon plans to continue to research and develop its proprietary software systems to work in conjunction with existing and future sensory and monitoring tools and standard industry devices. Statmon has no current plans to manufacture sensory equipment, but, as a "total solution" provider, it is important that Statmon distributes all materials and equipment necessary for the successful fulfillment of project specific expectations. Statmon will continue to employ adequate project management staff and labor necessary to install Statmon's products.

FACILITIES

Statmon is based in Southern California, the new business hub for software and IT companies. Statmon's facility accommodates Statmon's technical support center, research and development department, executive offices, server and data needs, and monitoring.

COMPETITION

The monitoring and "remote-control-of-device" market is becoming more diverse everyday. The Microsoft touted "smart house" is a much-discussed example of remote device control. IBM is running Network television commercials where a refrigerator calls a repairman in advance of the device breaking down, and so on. Statmon has similar IP based remote device management technologies already working in the broadcast industry.

                                                     [STATMON TECHNOLOGIES LOGO]

RADIO AND TELEVISION BROADCAST INDUSTRY COMPETITORS

         Providing monitoring solutions to the Radio and Television broadcast facility industry are several hardware-based vendors. These companies, Harris Distribution, Burk-Gentner, Mosley and others represent a significant portion of the marketplace, primarily focused on transmitter monitoring. These standalone products are quality offerings designed by companies and individuals who have strong industry contacts. These products are marketed directly to the engineering department at radio and television stations as a method of increased convenience. We believe that Statmon products are a more comprehensive, convenient and cost-effective solution to Information Management needs and a solution applicable to all of our customers "mission-critical" business operations.

SIMILAR SOFTWARE BEING USED IN OTHER INDUSTRIES

         For over ten years, many companies have targeted the manufacturing process with products similar in fit, form and function to Statmon's, including National Instruments Corp., P.R.I. Automation, Kingfisher, ILC and Wonderware. These aforementioned companies have achieved varying levels of success in the Manufacturing and Engineering Design market space. Although it does not appear to that these companies are focused on expansion outside their core industries, they do represent a peripheral threat of competition to Statmon. A unique distinction of Statmon's software-based solution is that it operates from a central server. This capability will decrease the initial capital expense to Statmon's customers.


                        CROSS-      INTERNET     OUT OF       CENTRAL   SINGLE
                        MARKET      PROTOCOL     TRADITIONAL  SERVER    SOLUTION
                        ABILITIES   BASED        MARKET                 PROVIDER
                                                 FOCUS
COMPETITOR                                                                        COMMENTS
Hardware Solutions
Burke                       -          -           -            -          Y      Are able to provide automation solutions
Gentner                     -          -           -            -          Y      for very specific applications.
Mosley                      -          -           -            -          Y      These are the companies focused on the
                                                                                  Radio and Television Industries.  Their
                                                                                  product is hardware-based and not very flexible.

                                                     [STATMON TECHNOLOGIES LOGO]

                        CROSS-      INTERNET     OUT OF       CENTRAL   SINGLE
                        MARKET      PROTOCOL     TRADITIONAL  SERVER    SOLUTION
                        ABILITIES   BASED        MARKET                 PROVIDER
                                                 FOCUS
COMPETITOR                                                                        COMMENTS

Software Solutions
Wonderware                  Y          Y           -            -          Y      With the exception of Statmon Technologies
Kingfish                    Y          Y           -            -          Y      Corp., these companies are focused on
National Instruments        Y          Y           -            -          Y      automating the manufacturing process. They
PRI Automation              Y          Y           -            -          Y      are all significant players in that market
Action                      Y          Y           -            -          Y      with annual revenues between $70 and 150
Statmon Technologies        Y          Y           Y            Y          -      million. It is unlikely that these
                                                                                  companies will focus on the same markets as
                                                                                  Statmon.

                                                     [STATMON TECHNOLOGIES LOGO]


BUSINESS EXTENSION - SYSTEMS INTEGRATION

         Statmon intends to leverage its core capabilities as a proprietary software and systems integration company that harnesses bi-directional data-flow for the remote control, monitoring, management, and system-wide network integration of electronic devices, sensors, computer networks, and web servers to becoming a provider of customized software solutions and systems integration for the connected economy.

RECENT DEVELOPMENTS

         The limitations of a client/server system are being realized and companies are once again moving back to a server-based system. As Internet architecture is bursting onto the scene, early adopters are beginning to see meaningful benefits in terms of functionality and cost of ownership.

         The technical capabilities of the Internet are enabling companies to access and distribute information more rapidly and in ways that were previously not possible using either client/server or mainframe-based systems. The Internet is enabling companies to be more flexible and responsive to their constituents. Internet based applications allow employers to empower knowledge workers with timely information needed to improve decision-making.

         Users of web based software applications now require significantly less training, which is lowering the cost and enabling the user base to expand rapidly. Applications can be upgraded centrally (at the server level, rather than at each LAN and or desktop), resulting in lower cost and continuously enhanced functionality. Application maintenance is required only at the server level. Industry analysts estimate that, relative to client/server systems, maintaining applications within a more centrally managed, Web-based system costs 60% less. (source: Gartner group).

         With the solid benefits offered by a Web-based system, Statmon believes the majority of large enterprises will transition their software to this architecture over the next decade. In fact, many software vendors are rushing to develop new functionality that was cost-prohibitive under either client/server or mainframe systems.

         As the software industry has changed, so have the demands of enterprises installing the software. Enterprises have become more discriminating and are becoming more influential in dictating their terms to the software industry. Enterprises increasingly want to buy from vendors that provide a broad set of highly functional products, within newer areas such as procurement, as well as in the bread-and butter application areas such as enterprise resource planning (ERP). Leading-edge, Web-based architecture is also coming to be seen as essential. Generic products no longer generate high demand, as customers insist on a certain degree of industry-specific functionality that enables significantly easier use and quicker installation. Moreover, companies are beginning to expect software vendors to bear an increased portion of the integration burden, by developing out-of-the box connectors to common applications.

                                                     [STATMON TECHNOLOGIES LOGO]

WHAT ENTERPRISES WANT IN A SOFTWARE VENDOR


PRODUCT BREATH                    Broad suite of enterprise applications
                                  in order to reduce the integration nightmare.
                                  Also, enterprises want to limit the number of vendors with whom they work.

INDUSTRY SPECIFICITY              Products that address specific
                                  business needs, rather than a generic
                                  solution. Vertical industry knowledge is required.

MODERN ARCHITECTURE               Web-based.

REFERENCEABILITY                  Vendor with an impressive, referenceable
                                  customer base that shares a common long-term vision.

EASY DEPLOYMENT/UPGRADES          Low-cost and little business disruption.

EASY INTEGRATION                  Products that are developed
                                  according to industry standards, facilitating interoperability and leverage of existing IT investments.


OUTLOOK

         Statmon expects the application software industry to continue its strong growth in the coming years, as corporations increasingly seek to attain and maintain competitive advantage through restructuring efforts and the deployment of Web-based applications. These efforts will involve both new and old functional areas, from analytics and sourcing to Human Resources (HR) and financials.


KEY GROWTH DRIVERS FOR THE APPLICATION SOFTWARE INDUSTRY

BUSINESS RESTRUCTURING        As the move continues to move from a
                              supply-driven to more of a demand-driven economy, companies are restructuring their processes, in order to better measure and fulfill customer demand.

DEPLOYMENT OF INTERNET        Deploying and leveraging Internet-based
APPLICATIONS                  applications will be the focus of major
                              corporations for the next 7-10 years.

LEVERAGE OF                   Companies have gathered much data via operational
INFORMATION FOR INSIGHT       systems, though they have made much less progress
                              in leveraging this data. Analytic software will prove to be a major area of focus during this decade, as companies seek to turn data into actionable knowledge. This is likely to result in increasing demand for Web-based applications and mobile versions of these products.

INCREASED                     As companies continuously seek to
COMPETITIVENESS               gain and maintain competitive advantage, they
                              increasingly push the envelope in their use of technology and deployment of new applications.

COLLABORATION                 Companies will increasing seek to share
                              information, production schedules, forecasts, etc., with their customers, suppliers and other business partners. As the easiest way to do this is via web-based application software, the industry will likely also see enhanced growth due to this trend.

The total IT market size (which includes license, service, and maintenance) is estimated by AMR Research to grow from $108 billion in 2000 to $264 billion in 2005, representing a 19.6%

                                                     [STATMON TECHNOLOGIES LOGO]

CAGR. [?] IDC estimates that the software license and maintenance portions of the space will grow from $61.2 billion in 2000 to $102.7 billion in 2005, representing a 10.9% CAGR.

The services industry will likely fuel the most demand for enterprise applications, as this sector has been vastly under penetrated in terms of application adoption. Much of the focus by software vendors has been on the manufacturing sector over the last several decades. Moreover, the non-manufacturing portion of the domestic economy contributes roughly 70% of GDP, so the absolute opportunity is much larger.


ENTERPRISE APPLICATIONS - MARKET SIZE AND GROWTH

            2000                          2004                         CAGR
       $61.2 billion                 $102.7 billion                    10.9%

Note:  Estimates include license and maintenance revenue.
Source: IDC


SECTOR GROWTH PROJECTIONS

SEGMENT                                                    CAGR, 2000 TO 2005


ENTERPRISE RESOURCE PLANNING (ERP)                                 1%

PROFESSIONAL SERVICES AUTOMATION (PSA)                            34%

CUSTOMER RELATIONS MANAGEMENT (CRM)                               29%

SUPPLY CHAIN                                                      32%

PROCUREMENT                                                       43%

BUSINESS INTELLIGENCE                                             27%*

Source: IDC and AMR Research
Note: Estimates include all revenue sources(license, service, maintenance, training, etc.).

* Estimate includes licenses and maintenance revenue only.

While the industry's growth rates are not extraordinary, the absolute size of the market is. There will certainly be some sub-sectors that will grow much faster than the average, and some that will grow much slower. Statmon believes the opportunity for a company with market-leading technology and functionality that is targeting the faster-growing segments (such as the services industry sector, PSA, analytics, or procurement) has an opportunity to deliver exceptional growth.

                                                     [STATMON TECHNOLOGIES LOGO]

EMPLOYEES

         As of August 6, 2002 the company has 10 full time employees and contractors of which 3 were engaged in sales and marketing;2 were engaged in technical support and training; 3 were engaged in software development and engineering; and 2 were engaged in management, administration, finance and operations. None of our employees are covered by any collective bargaining agreement. We generally consider our relationship with our employees to be satisfactory and have never experienced a work stoppage.

MANAGEMENT

Directors and Executive Officers

     Our directors and their ages and positions are as follows:


Name of Individual        Age     Position with company and subsidiaries
------------------        ---     --------------------------------------

Geoffrey P. Talbot        54      Director, Chairman, Chief Executive Officer
                                  and interim Chief Financial Officer

Peter Upfold              39      Director, Deputy Chairman and Chief Technical
                                  Officer

Dr. Leonard Silverman     62      Director

Robert B. Fields          65      Director



         GEOFFREY P. TALBOT - Mr. Talbot is a co-founder and has served as Chairman, Chief Executive Officer and interim Chief Financial Officer of Statmon Technologies Corp. since its formation in June 2000. From April 1997 to July 2000, Mr. Talbot was the Chief Executive Officer and Director of J.C. Williamson Entertainment Inc. and J.C. Williamson Technologies in Los Angeles, California. From 1995 to 1996, Mr. Talbot initiated the initial public offering and NASDAQ listing of a high end computer graphics and digital film studio based in North Hollywood, California.

         Mr. Talbot has over 30 years of international business experience including holding Chief Executive Officer/Chief Financial Officer and other senior executive positions responsible for managing high growth and talent in the media buying, advertising sales, media technologies, computer graphics and digital film production industries.

         Mr. Talbot's background also includes financial and management training at Caltex Oil (Australia) Limited and international asset based financing experience with Itel Leasing Corporation in San Francisco and Chicago and Orion Term Bank (Royal Bank of Canada) in London, England.

         PETER UPFOLD - Mr. Upfold is a co-founder and has served as Deputy Chairman, Chief Technical Officer and a director of Statmon Technologies Corp. since its formation in June 2000. Mr. Upfold relocated to the United States from Australia in 1998 to introduce the

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                                                     [STATMON TECHNOLOGIES LOGO]

technology upon which Statmon's products are based to the North American market. Between 1988 and 1998 he was active at a senior level of the Australian and New Zealand broadcast engineering and information technology markets. Mr. Upfold has over 20 years industry experience in technology and electronics management, the Internet and wireless television and radio broadcasting. Mr. Upfold has extensive broadcast transmission systems experience as well as a strong background with surface mounted computer technology and digital data transmission. Mr. Uphold is also a hands-on software programmer using languages such as Visual Basic, Visual C++, Visual FoxPro, and Microsoft Access.

         DR. LEONARD SILVERMAN - Dr. Silverman has been a member of Statmon Technologies Corp. Board of Directors since its formation in June 2000. Dr. Silverman has spent most of his professional career at the University of Southern California (USC). He was appointed the fifth Dean of Engineering in 1984 and retired as the Dean in June 2001. The USC School of Engineering has over 140 faculty, 4,000 students and an operating budget of over US$100 million. Dean Silverman began his administrative career in 1982 when he was elected Chairman of the Electrical Engineering Systems Department. He was appointed a Full Professor of Electrical Engineering in 1977. Dr. Silverman, a member of the U.S. National Academy of Engineering, is internationally known for his pioneering work in the theory and application of multivariable control systems and signal processing with more than 100 publications to his credit. He currently serves as an independent corporate director on the public company boards of Advanced MicroDevices (AMD) and Diodes, Inc. He is board member of the Colachis Foundation, the M.C. Gill Foundation and the Lord Foundation. Dr. Silverman will be invited to be the Chairman of the Compensation Committee and be a member of the Audit Committee.

         ROBERT B. FIELDS - Mr. Fields has been a member of Statmon Technologies Corp. Board of Directors since its formation in June 2000. From 1979 through the present, Mr. Fields has served as President of Tradestar Ltd., an asset appreciation consulting firm owned by Mr. Fields. From July 1999 to the present, Mr. Fields has served as a consultant to Hardisty Construction Management Corporation, a California based construction management firm. From February 15, 2001 through the present, Mr. Fields has served as Chairman of Actforex, Inc., a New York service provider of software for currency trading. From August, 1997 through February 15, 2002, Mr. Fields served as an executive advisor to Laidlaw Global Corp. (AMEX: GLL).

         Mr. Fields is a senior executive with over 40 years of diverse experience ranging from key sector management positions and directorships with major corporations to investment banking and advisory experience working with start ups and the early stage capitalization of technology companies. Mr. Fields has wide ranging experience in public company management and representing the shareholders of public companies. In 1998 he was elected a director of the Friars National Association Foundation, Inc., a philanthropy of the arts based in New York in 1998, has served as its Treasurer and was recently elected its Vice President.

                                                     [STATMON TECHNOLOGIES LOGO]

ITEM 5.  OTHER EVENTS.

         On May 15, 2002, the board of directors and stockholders of Statmon approved the change of the name of the corporation from Viable Resources Inc to Statmon Technologies Corp. Articles of Amendment changing the name of Statmon were filed with the Secretary of State of the State of Nevada on June 3, 2002 and are filed as an exhibit to this Form 8-K.

         On May 15, 2002, the board of directors and stockholders of Statmon approved a reverse split of Statmon's common stock of one share for every 16 issued and outstanding share. The forward split was effectuated on June 14, 2002.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORM FINANCIAL INFORMATION AND EXHIBITS.


         (a)      Financial Statements

                 The audited financial statements of Statmon for the fiscal years ended March 30, 2002 and March 30, 2001 and the interim period ended June 30, 2002 will be filed by amendment to this Report within 60 days after the date this report must be filed.

         (b)      Exhibits

         Exhibit No.         Description

         10.1                Agreement and Plan of Reorganization

         10.2                Articles of Amendment of Articles of Incorporation.

'                                                    [STATMON TECHNOLOGIES LOGO]

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    STATMON TECHNOLOGIES CORP.


Date:   August 14, 2002              By:      /s/ Geoffrey P. Talbot
      -------------------------         ----------------------------------------
                                        Geoffrey P. Talbot


                                     By:        /s/ Peter Upfold
                                        ----------------------------------------
                                        Peter Upfold


                                     By:        /s/ Dr. Leonard Silverman
                                        ----------------------------------------
                                        Dr. Leonard Silverman


                                     By:        /s/ Robert B. Fields
                                        ----------------------------------------
                                        Robert B. Fields